As filed with the Securities and Exchange Commission on November 12, 2013
Registration Nos.: 333-179939; 333-105687; 333-84207;
333-62053 and 333-62049
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

Post-Effective Amendment No. 1 to Form S-8 (333-179939)
Post-Effective Amendment No. 2 to Form S-8 (333-105687)
Post-Effective Amendment No. 2 to Form S-8 (333-84207)
Post-Effective Amendment No. 2 to Form S-8 (333-62053)
Post-Effective Amendment No. 2 to Form S-8 (333-62049)
under the Securities Act of 1933
___________

CFS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-2042093 (I.R.S. Employer Identification No.)
707 Ridge Road
Munster, Indiana 46321
(Address, including zip code of registrant’s principal executive offices)
___________

CFS BANCORP, INC. 2008 OMNIBUS EQUITY INCENTIVE PLAN
CFS BANCORP, INC. 2003 STOCK OPTION PLAN
CFS BANCORP, INC. 1998 STOCK OPTION PLAN
CITIZENS FINANCIAL SERVICES, FSB EMPLOYEES’ SAVINGS & PROFIT SHARING PLAN AND TRUST
STOCK OPTIONS ASSUMED IN ACQUISITION OF SUBURBFED FINANCIAL CORP.
(Full titles of the plans)
___________
Jerry A. Weberling
Executive Vice President and Chief Financial Officer
CFS Bancorp, Inc.
707 Ridge Road
Munster, Indiana 46321
(219) 836-5500
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jennifer Durham King, Esq.
Vedder Price P.C.
222 North LaSalle Street
Chicago, Illinois  60601
(312) 609-7500

___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT

The Post-Effective Amendments on Form S-8 relate to the following Registration Statements on Form S-8 (the “Registration Statements”) previously filed by CFS Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission:

1.           Registration Statement No. 333-179939, filed on March 6, 2012, registering 342,457 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the Company’s 2008 Omnibus Equity Incentive Plan.

2.           Registration Statement No. 333-105687, originally filed on May 30, 2003, registering 600,000 shares of Common Stock issuable under the Company’s 2003 Stock Option Plan.

3.           Registration Statement No. 333-84207, originally filed on July 30, 1999, registering 1,785,375 shares of Common Stock issuable under the 1998 Stock Option Plan.

4.           Registration Statement No. 333-62053, originally filed on August 21, 1998, registering 500,000 shares of Common Stock (and an indeterminate amount of plan interests) under the Citizens Financial Services, FSB, Employees’ Savings & Profit Sharing Plan and Trust.

5.           Registration Statement No. 333-62049, originally filed on August 21, 1998, registering 883,735  shares of Common Stock issuable pursuant to options assumed by the Company in connection with the acquisition by the Company of SuburbFed Financial Corp.

On November 12, 2013, the Company completed its merger (the “Merger”) with and into First Merchants Corporation (“First Merchants”).  In connection with the Merger, the Company terminated any and all offerings of the Company’s securities pursuant to the Registration Statements.  Accordingly, the Company is filing the Post-Effective Amendments to deregister all shares of the Company’s Common Stock covered by the Registration Statements that remain unsold, if any, as of the effective time of the Merger under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Form S-8s to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Munster, State of Indiana, on November 12, 2013.

CFS BANCORP, INC.

By:	/s/Jerry A. Weberling
Jerry A. Weberling
Executive Vice President and Chief Financial Officer